===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                        RESOURCING SOLUTIONS GROUP, INC.
            (Exact name of registrant as specified in its charter)

                                     Nevada
          (State or other jurisdiction of incorporation or organization)

                                  83-0345237
                      (IRS Employer Identification Number)

                  8870 Rixlew Lane, suite 201 Manassas VA 20109
                   (Address of principal executive offices)

                              John Smaha, Attorney
                         7860 Mission Center Court #100
                           San Diego, California 92108
                       (Name and address of agent for service)

                                 (619) 688-1557
               (Telephone number, including area code of agent for service)

                              2003 Stock Award Plan
                            (Full title of the Plans)
          ------------------------------------------------------------

                                    Copy to:
                             Ascot Investments, Inc
                          11718 Barrington Court #709
                             Los Angeles, CA 90049

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered            Registered(1)            share (2)               price (2)         registration fee(3)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
 no par value                 15,000,000                $.0005            $50,000.00                 $6.44

                          ----------------------                                                ----------------------
          TOTAL               15,000,000                                                             $6.44
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Includes Common Stock underlying Series B, Series C and Series D Warrants plus such indeterminate number of shares of Common Stock of the Registrant as may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the shares of Common Stock to be registered hereby estimated in accordance with Rule 457(c), solely for the purpose of computing the registration fee, on the basis of the average of the high and low sales prices per share of Common Stock of the Registrant on August 1, 2003.
(3) The Registration Fee is based upon the exercise price of the warrants pursuant to Rule 457(f)(2).

===============================================================================

--------------------------------------------------
THIS  DOCUMENT  CONSTITUTES  PART OF A PROSPECTUS
COVERING  SECURITIES  THAT HAVE  BEEN  REGISTERED
UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------

                         RESOURCING SOLUTIONS GROUP, INC.

                           Common Stock, No Par Value
                              ____________________

                              2003 Stock Award Plan
                              _____________________

This Prospectus covers 15,000,000 shares of common stock, no par value per share (the "Common Stock"), of RESOURCING SOLUTIONS GROUP, INC., a Nevada corporation (the "Company") reserved for issuance pursuant to the Company's 2003 Stock Award Plan (the "Plan").

This Prospectus may not be used in connection with resales of Common Stock acquired by participants in the Plan. Participants who are not "affiliates" may make resales in brokerage transactions or otherwise without the need to comply with Rule 144. Participants who are "affiliates" may make resales of the shares of Common Stock acquired upon exercise of stock options granted under the Plan in brokerage transactions upon compliance with Rule 144 of the Securities and Exchange Commission (except that the one-year holding period of Rule 144 will not be required). For this purpose, an "affiliate" is a participant who directly, or through one or more intermediaries, controls or is controlled by, or is under common control with, the Company and includes, among others, all executive officers and directors of the Company. See the section entitled "RESTRICTIONS ON RESALE" below.

The statements herein concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the documents filed as exhibits to the Company's publicly available documents. A copy of the Plan has been attached as Attachment A hereto.

Additional updating and other information with respect to the Plan and the Common Stock issuable thereunder may be provided in the future to participants in the Plan.

Participants in the Plan may obtain additional information about the Plan and its administrators from Smaha and Daley, APC, the Company's compliance officer, c/o John Smaha, Attorney, 7860 Mission Center Court #100 San Diego, CA 92108. Mr Smaha may be reached by telephone at (619)688.1557.

                         The date of this Prospectus is
                                March 25, 2003.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

GENERAL INFORMATION............................................................1

DESCRIPTION OF THE PLAN........................................................1
         Purpose; Eligibility..................................................1
         Effectiveness; Termination............................................1
         Administration........................................................1
         Suspension, Discontinuance, Revision and Amendment of the Plan........2
         Shares Subject to the Plan............................................2
         Plan Awards...........................................................3
         Nonassignability of Plan Awards.......................................4
         Effect of Change in Control...........................................4
         Accounting Treatment..................................................5

FEDERAL INCOME TAX ASPECTS.....................................................5
         Incentive Stock Options...............................................5
         Non-qualified Stock Options...........................................6
         Stock Awards and Stock Purchase Rights................................7
         Capital Gains.........................................................7

RESTRICTIONS ON RESALE.........................................................7

RISK FACTORS...................................................................8

REGISTRANT INFORMATION AND ADDITIONAL PLAN INFORMATION.........................9

Attachment A - 2003 Stock Award Plan (as amended through the date hereof)....A-1

--------------------------------------------------------------------------------
NOTE: Italicized section references contained in this Prospectus refer to the specific sections of the Plan summarized or described herein.
--------------------------------------------------------------------------------

                               GENERAL INFORMATION

This Prospectus covers 15,000,000 shares of common stock, no par value, of RESOURCING SOLUTIONS GROUP, INC., a Nevada corporation, reserved for issuance pursuant to the 2003 Stock Award Plan. The Plan was adopted by the Company on March 7, 2003.

                             DESCRIPTION OF THE PLAN

PURPOSE; ELIGIBILITY

The purpose of the Plan is to promote the interests of the Company and its Subsidiaries and shareholders by using investment interests in the Company to attract, retain and motivate its key officers, employees, directors, advisors and consultants to encourage and reward their contributions to the long range performance goals of the Company and to link their compensation interests with the long term interests of the Company and its shareholders. Section 1.

The Plan authorizes the granting of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, or options that do not qualify as incentive stock options under the Code (each, an "Option"), Stock Awards and Stock Purchase Rights to directors, officers, employees, consultants, and advisors of the Company. Sections 1, 3.1, 6.1, 7.1 and 8.1.

EFFECTIVENESS; TERMINATION

The Plan was approved and adopted by the Board of Directors of the Company on March 7, 2003, to be effective March 25, 2003. Unless previously discontinued by the Committee, the Plan will terminate March 25, 2013. Sections 12.1 and 12.2.

ADMINISTRATION

The Plan is administered by the Board of Directors of the Company or a "Committee" to be appointed by the Board. As of the date of this Prospectus, the Plan is administered by the Board, but it is anticipated that a Committee will be appointed in the future in order to ensure (i) compliance with the profit disgorgement rules of Section 16 of the Securities Exchange Act of 1934, as amended, (ii) that any grants of Plan Awards are deemed "performance based" under Section 162(m) of the Code and (3) ease of administration of the Plan.

The Board of Directors has authority under the Plan to disband the Committee at any time and revest in the board the full administration of the Plan. The administrating body of the Plan (whether the Board or the Committee) is referred to herein as the "Committee." Sections 3.1.

The Committee has authority to, among other things:

         o designate the persons to whom Plan Awards will be granted (each, a "Participant") from the pool of eligible directors, officers, employees, consultants and advisors of the Company ("Eligible Persons");

         o        determine the nature of each Plan Award granted;

         o determine, in its discretion, the number of shares of Common Stock for which each Plan Award shall be granted;

         o set the exercise price for the Plan Awards (provided the Administrator may not select a per share exercise price less than the fair market value of the shares of Common Stock underlying the Plan Award) and determine whether and to what extent, and under what circumstances Plan Awards may be settled in cash, other shares of common stock or options or security of the Company, or for bona fide services rendered on behalf of the Company;

         o establish certain other terms of the Plan Awards (including vesting schedules and option exercisability period) made under the Plan;

         o interpret, construe and implement the provisions of the Plan (including the authority to adopt rules and regulations for carrying out the purposes of the Plan); and

         o        terminate, modify or amend the Plan.

Sections 3.1 - 3.6.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

SUSPENSION, DISCONTINUANCE, REVISION AND AMENDMENT OF THE PLAN

The Committee may, at any time, suspend, discontinue, revise or amend the Plan and the Plan as so revised or amended will govern all Plan Awards granted thereunder, including those granted before such revision or amendment. The Plan acknowledges, however, that no revision or amendment will function to alter, impair or diminish any rights or obligations under any Plan Award previously granted (without the written consent of the affected Participant(s)). Section 11.

SHARES SUBJECT TO THE PLAN

Subject to adjustment as described below, an aggregate of 15,000,000 shares of Common Stock is available for grants of Plan Awards under the Plan. The aggregate number of shares as to which Plan Awards may be granted to Participants under the Plan, the number and kind of shares thereof covered by each outstanding Plan Award, and/or the price per share thereof in each such Plan Award may, upon a determination made by the Committee, all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares. It is not anticipated that any such adjustment will be made simply because the Company elects to sell or issue additional shares of Common Stock or other securities of the Company. Common Stock subject to the provisions of the Plan will be shares of authorized but unissued Common Stock or shares of Common Stock held as treasury stock (including shares purchased on the open market). Sections 4.1, 4.2, 4.3 and 4.4.

PLAN AWARDS

Under the Plan, the Committee may grant, Incentive Stock Options, Nonqualified Stock Options, Stock Awards and/or Stock Purchase Rights. Sections 6.1 and 8.1.

As of March 25, 2003, the Company had not granted any Plan Awards under the Plan.

The exercise price or consideration for any Plan Award granted under the Plan must be equal to the fair market value of the Common Stock on the date of the grant. The Plan defines "fair market value" to mean (i) the closing sales price of the Shares on any exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date. Section 2(m).

Neither the Plan nor any Plan Award granted under the Plan confers upon any Participant any right to continue to provide services to the Company. Section 13.7.

The Plan specifically provides that the aggregate fair market value of the Common Stock for which one or more Options granted to any recipient may for the first time become exercisable as incentive stock options shall not exceed $1,000,000 during any one calendar year. Section 6.1.

Each Plan Award granted under the Plan will be evidenced by a written Plan Award Agreement issued by the Company. The Company will not make verbal Plan Awards. Please recognize that the Company is under no obligation to ensure that the terms contained in the various Plan Award Agreements issued by the Company are identical. As such, Participants in the Plan may have different rights under the Plan. Section 13.5.

Each Plan Award is exercisable at any time after the date on which the Plan Award, or any portion thereof, vests until the Plan Award expires. Sections 6.4 and 8.1. A Plan Award shall be deemed exercised when (1) the Secretary of the Company (or other designated official) has received written notice of such exercise in accordance with the terms of the applicable Plan Award Agreement and
(2) full payment of the aggregate exercise price (and, to the extent applicable, withholding taxes) of the shares as to which the Plan Award is exercised has been made. THE PLAN PROVIDES THAT THE COMMITTEE MAY IMPOSE ADDITIONAL CONDITIONS UPON THE EXERCISE OF OPTIONS. SECTIONS 3.1, 6.4 AND 8.4.

Subject to the terms of the applicable Plan Award Agreement, the Plan provides that, the Committee shall have full power and authority to determine the terms and conditions that shall apply to any Plan Award upon a termination of employment with the Company. Section 9.

The Company and the Participant may agree in writing to shorter or longer periods in which to exercise Options granted under the Plan. Further, the Committee may, in its discretion, elect to accelerate the vesting of Options that had not fully vested prior to the date of termination. Section 3.1.

In no event shall an Option be exercisable more than ten (10) years after the date of grant. Section 6.3.

The exercise price of any Plan Award must be paid in cash, shares of common stock or other securities of the Company, options and/or bona fide services performed on behalf of the Company, as determined by the Committee. Sections 3.1, 6.2 and 8.2.

Prior to the issuance of stock certificates upon exercise of a Plan Award, the Committee may request certain agreements or undertakings to assure compliance with any of the provisions of the Plan, the applicable Plan Award Agreement or any law or regulation. Section 13.3.

NONASSIGNABILITY OF PLAN AWARDS

The Plan provides that no Plan Award granted under the Plan shall be assignable or transferable by the Participant otherwise than as follows:

         o        by will or the laws of descent and distribution; or

         o in other instances expressly permitted by the Committee pursuant to the terms of the Plan.

SECTION 13.1.

EFFECT OF CHANGE IN CONTROL

The Plan provides that, in the event of a "Change in Control," to the extent permitted by applicable law, the Plan Awards shall continue in full force and effect, or the surviving or acquiring entity shall:

         o        assume any Plan Awards; or

         o substitute similar awards covering the securities of a successor entity.

Notwithstanding the foregoing, if the surviving or acquiring entity refuses to assume the Plan Awards, or substitute similar awards for those outstanding under the Plan, then each Participant who is then performing services on behalf of the Company shall have the right, prior to the Change in Control event, to accelerate the vesting of and exercise the Participant's Plan Awards to the fullest extent, including any Plan Awards which had not previously vested.
Section 10.

For purposes of the Plan, "Change in Control" is defined, in general, to mean the occurrence of any of the following events:

         o any person or entity acquires the beneficial ownership of 50% or more of the combined voting power of all voting securities of the Company;

         o the "Incumbent Board" members cease for any reason to constitute two-thirds of the Board;

         o the Shareholders of the Company approve a merger, consolidation or reorganization of the Company (other than (1) a transaction in which the previous Company shareholders maintain at least 50% of the combined voting power of the voting securities of the successor entity or (2) the Incumbent Board continues to constitute at least a majority of the members of the Board of Directors of the surviving entity;

         o the shareholders of the Company approve a Plan of dissolution or Liquidation for the Company; or

         o the shareholders of the Company approve the sale or other disposition of all or substantially all of the assets of the Company.

ACCOUNTING TREATMENT

Under present accounting rules for nonqualified and incentive stock options, to the extent the fair market value of the shares subject to such options is equal to the option price at the date of grant of the option, no direct charge to earnings for compensation expense is necessary. However, the computation of earnings per share may be adjusted for the impact of stock subject to options. If the fair market value of the shares subject to those options increases subsequent to the date of grant, the appreciation is not recorded as a charge to earnings.

                           FEDERAL INCOME TAX ASPECTS

The following is a brief summary of the federal income tax consequences that may occur under the Plan to Participants based on the Code, as currently in effect. This summary is not intended to be exhaustive and does not describe state or local tax consequences. PARTICIPANTS IN THE PLAN ARE URGED TO CONSULT THEIR OWN TAX ADVISORS.

INCENTIVE STOCK OPTIONS

An incentive stock option will not result in any taxable income to the Participant when it is granted or exercised (except that the alternative minimum tax may apply). To obtain the special tax treatment applicable to incentive stock options, the Option must not be exercised later than three months after the Participant ceases to be an employee (one year if the Participant is disabled) unless the Participant has died. If the optioned stock is disposed of more than two years from the grant of the Option and more than one year after the transfer of the stock to the Participant, the Participant will be taxed on any gain on the sale of such stock at long-term capital gain rates (See the section entitled "Capital Gains" below).

If stock acquired on the exercise of an incentive stock option is sold, exchanged, or otherwise disposed of before the end of the required holding periods, the Participant will generally realize ordinary income at the time of disposition equal to the lesser of the excess of the fair market value of the stock at the time of exercise or the selling price of the stock over the option price.

With respect to the exercise of an incentive stock option and the payment of the option price by the delivery of shares of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the Participant at that time; the tax basis of the shares received will be the same as the tax basis of the shares of Common Stock surrendered and the holding period (except for purposes of the one-year holding period referred to above) of the Participant in Common Stock received will include his holding period in the shares surrendered. To the extent that the number of shares of Common Stock received exceeds the number of shares surrendered, no taxable income will be realized by the Participant at that time, such excess shares will be considered incentive stock option stock with a zero basis, and the holding period of the Participant in such shares will begin on the date such shares are transferred to the Participant. If the shares of Common Stock surrendered were acquired as the result of the prior exercise of an incentive stock option and the surrender takes place within two years from the date of the option grant or one year after the transfer of shares to the Participant, the surrender will result in the realization of ordinary income by the Participant at that time in the amount of the excess, if any, of the fair market value of the shares of Common Stock surrendered over the option price of such shares.

NON-QUALIFIED STOCK OPTIONS

A non-qualified stock option generally will not result in any taxable income to the Participant at the time it is granted. In general, the holder of a non-qualified stock option will realize ordinary income at the time of exercise of the option in an amount measured by the excess of the fair market value of the optioned shares at the time of exercise over the option price.

With respect to the exercise of a non-qualified stock option and the payment of the option price by the delivery of shares of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the Participant at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the Participant in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares of Common Stock received exceeds the number of share surrendered, ordinary income will be realized by the Participant at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be equal to their fair market value at the time of exercise, and the holding period of the Participant in the excess shares received will begin on the date such shares are transferred to the Participant.

To the extent that an employee recognizes ordinary income in the circumstances described above, the Company would be entitled to a corresponding tax deduction, provided, among other things, that such income meets the test of reasonableness, is an ordinary and necessary business expense and is not subject to the limitation on deduction of compensation in Section 162(m) of the Code. Participants subject to Section 16(b) of the Exchange Act may be subject to special tax rules.

STOCK AWARDS AND STOCK PURCHASE RIGHTS.

The issuance of Stock Awards to the Participant in exchange for services rendered will cause the Participant to realize ordinary income at the time of issuance in an amount equal to the fair market value of the shares issued pursuant to the Stock Award for the services rendered. Similarly, the Participant will also realize ordinary income at the time of purchase of shares pursuant to the grant of Stock Purchase Rights if such Participant purchases such shares in exchange for services rendered in an amount equal to the fair market value of the shares issued pursuant to the Stock Purchase Rights acquired in exchange for services rendered.

To the extent that an employee recognizes ordinary income in the circumstances described above, the Company would be entitled to a corresponding tax deduction, provided, among other things, that such income meets the test of reasonableness, is an ordinary and necessary business expense and is not subject to the limitation on deduction of compensation in Section 162(m) of the Code. Participants subject to Section 16(b) of the Exchange Act may be subject to special tax rules.

Withholding of all applicable taxes will be required in connection with ordinary income recognized by a Participant with respect to benefits under the Plan.

CAPITAL GAINS

Generally, under the law existing as of the date of this Prospectus, the maximum tax rate on long-term capital gains is 20% (10% for individuals in the 15% tax bracket). This long-term rate is available for capital assets held for more than one year. The maximum tax rate for long-term capital gains for assets that meet a 5-year holding period is 18% (8% for individuals in the 15% tax bracket). Capital losses, however, are not treated like ordinary losses. In general, capital losses in excess of capital gains may offset up to $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income in a year.

                             RESTRICTIONS ON RESALE

Shares of Common Stock distributed pursuant to the Plan may be sold only in compliance with the registration requirements of the Securities Act of 1933, as amended ("Securities Act") and applicable state securities laws.

The Company has filed a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") registering under the Securities Act the shares of Common Stock offered under the Plan. This document is a prospectus under the Registration Statement. Under the federal securities laws, persons not deemed to be affiliates by the SEC may resell the shares of Common Stock acquired under the Plan without limitation as to either the quantity sold or the period during which such stock was held, provided such shares are acquired while a registration statement covering the offer of such shares by the Company to such person is in effect.

Persons who are affiliates of the Company may resell shares of Common Stock acquired pursuant to the Plan under the Securities Act only: (1) in accordance with the provisions of Rule 144 promulgated by the SEC under the Securities Act (except that the one (1) year holding period will not apply), (2) pursuant to some other exemption from registration under the Securities Act, or (3) pursuant to an applicable, current and effective registration statement under the Securities Act. The Registration Statement referred to above is insufficient for purposes of (3) above. Delivery of this memorandum to a third party receiving shares of Common Stock from an individual affiliate who acquired the shares under the Plan will not satisfy the requirement to deliver a prospectus to such third party.

The determination of whether a person is an affiliate of the Company is primarily a factual one. As defined by the SEC, an affiliate of the Company is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the issuer. The SEC defines "control" to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Interpretations of this definition have recognized the concept of a "control group." Therefore, a person may be an affiliate if he or she possess, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise.

Most affiliates (which, as indicated above, generally includes executive officers and directors) will likely resell the shares of Common Stock acquired in connection with the exercise of a Plan Award under Rule 144. In this context, the rule generally requires that:

         o the amount of securities which may be sold in reliance upon the rule (together with all other sales of the Company's Common Stock made within the preceding three (3) months shall not exceed the greater of (1) One Percent (1%) of the shares of Common Stock outstanding or (2) the average weekly trading volume during the four calendar weeks preceding the filing of the required notice with the SEC;
         o the Company is current with its publicly-filed reports with the SEC;
         o the shares be sold in a brokers' transaction or in a transaction directly with a market maker; and
         o a notice on Form 144 shall be filed with the SEC contemporaneously with the order to sell.

Rule 144 is reasonably complex and contains numerous exceptions, qualifications and additional provisions to the above generalizations. Accordingly, you are advised to consult an attorney before proceeding to sell shares of Common Stock upon reliance on this rule.

                                  RISK FACTORS

         An investment in the Company's Common Stock, including an investment upon exercise of a Plan Award granted under the Plan, involves a high degree of risk.

             REGISTRANT INFORMATION AND ADDITIONAL PLAN INFORMATION

The Company has filed with the SEC a Registration Statement on Form S-8 with respect to the shares of Common Stock that may be purchased under the Plan. The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to below, which have been or may be incorporated into this Prospectus by reference (other than exhibits to such documents unless the exhibits are specifically incorporated by reference into the information that the Prospectus incorporates):

         o        the Company's Registration Statement on Form S-8; and

         o all documents filed by the Company with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of the S-1 Registration Statement.

Requests for copies should be directed to John Smaha, Attorney,Smaha & Daley, APC,7860 Mission Center Court #100 San Diego, CA 92108. Mr. Smaha may be reached by telephone at (619)688.1557.

--------------------------------------------------------------------------------
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                        RESOURCING SOLUTIONS GROUP, INC.

                              2003 STOCK AWARD PLAN

SECTION 1. PURPOSE

         This plan shall be known as the "RESOURCING SOLUTIONS GROUP, INC. 2003 STOCK AWARDPLAN" (the "Plan"). The purpose of the Plan is to promote the interests of RESOURCING SOLUTIONS GROUP, INC. (the "Company") and its Subsidiaries and the Company's stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and any future Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals,
(iii)enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders by providing them with opportunities to acquire shares of the Company's common stock, no par value (the "Common Stock") . With respect to any Options granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements. Options granted under the plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Committee at the time of the grant. Stock Awards and Stock Purchase Rights may also be granted under the Plan.

SECTION 2. DEFINITIONS

       As used in the Plan, the following terms shall have the meanings set forth below:

                  (b) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

                  (c) "BOARD" shall mean the board of directors of the Company.

                  (d) "CHANGE IN CONTROL" shall mean, unless otherwise defined in the applicable Plan Award Agreement, any of the following events:

                           (i) An acquisition (other than directly from the
Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13 (d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any subsidiary or (ii) the Company or any Subsidiary;

                           (ii) The individuals who, as of the date hereof, are
members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

                           (iii) Approval by stockholders of the Company of:

                                    (A) A merger, consolidation or
reorganization involving the Company, unless,

                                            (1) The stockholders of the Company
immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                            (2) The individuals who were members
of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

                                            (3) no Person (other than the
Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                                    (B) A complete liquidation or dissolution of
the Company; or

                                    (C) An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                  (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "COMMITTEE" shall mean (i) the Board or (ii) a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a "Non-Employee Director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an "outside director" for purposes of Section 162(m) and the regulations promulgated under the Code, and which shall be administering the Plan in accordance with Section 3 hereof.

                  (g) "CONSULTANT" shall mean any natural person who serves as a consultant to the Company or its Subsidiaries or Affiliates.

                  (h) "DIRECTOR" shall mean a member of the Board.

                  (i) "DISABILITY" shall mean, unless otherwise defined in the applicable Plan Award Agreement, a disability that would qualify as a total and permanent disability under the Company's then current long-term disability plan.

                  (j) "ELIGIBLE PERSON" shall mean any Employee, Director, or Consultant shall be eligible to be designated a Participant

                  (k) "EMPLOYEE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

                  (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (m) "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of a Plan Award as of any date, (i) the closing sales price of the Shares on any exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

                  (n) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (o) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and is not intended to be an Incentive Stock Option.

                  (p) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

                  (q) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                  (r) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an option.

                  (s) "OUTSIDE DIRECTOR" shall mean, with respect to the grant of an Option, a member of the Board then serving on the Committee.

                  (t) "PLAN AWARD" shall mean any Incentive Stock Option, Non-Qualified Stock Option, Stock Award or Stock Purchase Right granted pursuant to the Plan.

                  (u) "PLAN AWARD AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Option, Stock Award or Stock Purchase Right, which may, but need not, be executed or acknowledged by a Participant.

                  (v) "PARTICIPANT" shall mean any Employee, Director, Consultant or other person who receives an option under the Plan.

                  (w) "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                  (x) "RETIREMENT" shall mean, unless otherwise defined in the applicable Plan Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

                  (y) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  (z) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

                  (aa) "SECTION 162 (M)" shall mean Section 162 (m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

                  (bb) "SHARES" shall mean shares of the Common Stock, no par value, of the Company.

                  (cc) "STOCK AWARD" shall mean a Plan Award made under the Plan in Common Stock for which the Participant is not obligated to pay additional consideration, pursuant to Section 8 below.

                  (dd) "STOCK PURCHASE RIGHT" shall mean a right to purchase Common Stock pursuant to Section 8 below.

                  (ee) "STOCK PURCHASE RIGHT PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of Stock Purchase Right.

                  (ff) "SUBSIDIARY" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

SECTION 3. ADMINISTRATION

         3.1 APPOINTMENT AND AUTHORITY OF COMMITTEE. The Plan shall be administered by the Board or a Committee, which shall be appointed, in the sole discretion by and serve at the pleasure of the Board; provided, however, with respect to Plan Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. In the event a Committee is appointed, the Board may from time to time increase or decrease (subject to the requirements of Section 2(f)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. The Board may also disband the Committee at any time and revest in the Board the administration of this Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Plan Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Plan Awards; (iv) determine the timing, terms, and conditions of any Plan Award; (v) accelerate the time at which all or any part of a Plan Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Plan Awards may be settled or exercised in cash, Shares, other securities, other options, bona fide services or other property, or canceled, forfeited, or suspended and the method or methods by which options may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, Stock Awards, Stock Purchase Rights, other property, and other amounts payable with respect to a Plan Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Plan Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Plan Award at or after grant with the consent of the holder of the Plan Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 11 hereunder to amend or terminate the Plan.

         3.2 COMMITTEE DISCRETION BINDING. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Plan Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Plan Award.

         3.3 ACTION BY THE COMMITTEE. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of a Plan Award or receipt of a Plan Award shall be effective only if a Plan Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Plan Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

         3.4 DELEGATION. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Plan Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Plan Awards held by Participants who are not officers or directors of the Company.

         3.5 NO LIABILITY. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Plan Award granted hereunder.

         3.6 ISSUANCE FOR SERVICES. Plan Awards may be granted to Eligible Persons in exchange for bona fide services performed on behalf of the Company, or any Subsidiary or Affiliate; provided, however, such services may not be in connection with the offer or sale of securities in a capital raising transaction, including, without limitation, any services and/or transaction which directly or indirectly promote or maintain a market for the Company's stock.

SECTION 4. SHARES AVAILABLE FOR PLAN AWARDS

         4.1 SHARES AVAILABLE. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Plan Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Plan Awards may be granted under the Plan shall be 15,000,000. The shares may be authorized but unissued, or reacquired Common Stock. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan may be increased, from time to time, by the Committee.

         If, after the effective date of the Plan, any Shares covered by a Plan Award granted under this Plan, or to which such a Plan Award relates, are forfeited or repurchased, or if such a Plan Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Plan Award, or to which such Plan Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Plan Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Plan Awards may be granted. In the event that any Plan Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Plan Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Plan Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

         4.2 ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder) : (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Plan Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Plan Awards under the Plan; and (3) the grant or exercise price with respect to any Plan Award under the Plan, provided that the number of shares subject to any Plan Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent option in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Plan Award.

         4.3 SUBSTITUTE OPTIONS. Any Shares issued by the Company as substitute options or similar stock purchase rights ("Substitute Options") in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Plan Awards under the Plan.

         4.4 SOURCES OF SHARES DELIVERABLE UNDER PLAN AWARDS. Any Shares delivered pursuant to a Plan Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5. ELIGIBILITY

       Any Employee, Director, or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Plan Awards granted pursuant to Section 7 of this Plan.

SECTION 6. STOCK OPTIONS

         6.1 GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted ("Optionees"), the number of Shares subject to each Option, the exercise price and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options evidenced by a Stock Option Agreement and such other documents as shall be determined by the Committee in accordance with the Plan ("Option Agreement"). In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option related thereto is granted) of the Shares with respect to which all Incentive Stock Options related to such option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Company and its Subsidiaries) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code, such Options shall be treated as Non-Qualified Stock Options.

         6.2 PRICE. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Options, the option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Payment for any Option granted pursuant to the terms of this Plan may be in such legal consideration, including for bona fide services rendered, as approved by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 11 hereof, the Committee shall not have the power to (i) amend the terms of previously granted options to reduce the Option Price of such Options, or (ii) cancel such Options and grant Substitute Options with a lower Option Price than the canceled Options.

         6.3 TERM. Subject to the Committee's authority under Section 3.1 and the provisions of Section 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Option Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

         6.4 EXERCISE.

                  (a) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option will be exercisable in full at any time or from time to time during the tern of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

                  (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

                  (c) An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the option is then being exercised. The exercise of an Option shall result in the termination of the other to the extent of the number of Shares with respect to which the Option is exercised.

                  (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, (ii) by a combination of such cash (or cash equivalents) and such Shares, or (iii) such legal consideration, including for bona fide services rendered, as approved by the Committee; provided, however, that the Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an option may also be exercised by delivering a notice of exercise of the option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option Price, together with any applicable withholding taxes. Until the Optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

         6.5 TEN PERCENT STOCK RULE. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan the Optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422 (b) (6) of the Code), then any Incentive Stock Option to be granted to such Optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c) (5) of the Code, and the option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five
(5) years from the date such Option is granted.

SECTION 7. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR OPTIONS

         7.1 The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other Options or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Awards or Stock Purchase Rights. The Board shall determine the terms and conditions of any such Options, Stock Awards or Stock Purchase Rights, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Options, Stock Awards or Stock Purchase Rights, subject to the terms of the Plan and applicable law.

         7.2 The Board may also grant Non-Qualified Stock Options, Stock Awards and/or Stock Purchase Rights to Outside Directors pursuant to the terms of the Plan. With respect to such Options, Stock Awards or Stock Purchase Rights, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 8. STOCK AWARDS AND STOCK PURCHASE RIGHTS.

         8.1 STOCK AWARDS AND STOCK PURCHASE RIGHTS. Stock Awards and Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Plan Awards and/or cash awards made outside of the Plan. After the Committee determines that it will issue Stock Awards and/or offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the issuance/offer, including the number of Shares awarded to such person the price to be paid, if any, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with the Nevada Business Corporations Act, N.R.S. ss.ss. 7-101-101 ET SEQ., to the extent such sections are applicable. A Stock Award or Stock Purchase Right Agreement shall be in such form and include such other documents as determined by the Committee in accordance with the Plan.

         8.2 PRICE. The Committee in its sole discretion shall establish (i) the fair market value of bona fide services rendered for shares issued pursuant to a Stock Award, and/or (ii) the price for Shares issued pursuant to a Stock Purchase Right at the time each Stock Award and/or Stock Purchase Right is granted. The value of services rendered for Shares issued pursuant to Stock Awards and the purchase price of Shares issued pursuant to a Stock Purchase Right may not be less than 100% of the Fair Market Value of the Shares with respect to which the Stock Award or Stock Purchase Right is granted on the date of grant. Payment for any Shares acquired by exercise of a Stock Purchase Right granted pursuant to the terms of this Plan may be in such legal consideration, including for bona fide services rendered, as approved by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of
Section 4.2 and Section 11 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Stock Purchase Rights to reduce the purchase Price of such Stock Purchase Rights , or (ii) cancel such Stock Purchase Rights and grant substitute Stock Purchase Rights with a lower purchase Price than the canceled Stock Purchase Rights.

         8.3 REPURCHASE OPTION. The Stock Award Agreement or Stock Purchase Right Agreement may contain such repurchase option as determined by the Committee and be exercisable upon the voluntary or involuntary termination of the purchasee's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Stock Award Agreement and/or Stock Purchase Right Agreement shall be the original fair market value of the Stock Award or the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine. Except with respect to Shares purchased by Officers, Directors, and Consultants, the repurchase option shall in no case lapse at a rate of less than 20% per year over five (5) years from the date of purchase.

         8.4 OTHER PROVISIONS. The Stock Award Agreement and/or Stock Purchase Right Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

         8.5 RIGHTS AS A SHAREHOLDER. Once the Stock Award has been issued and/or the Stock Purchase Right has been exercised, the Participant shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Award is issued or the Stock Purchase Right is exercised, except as provided in Section 4 of the Plan.

SECTION 9. TERMINATION OF EMPLOYMENT

        The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Plan Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Plan Award Agreement or in such rules and regulations as it may prescribe.

SECTION 10. CHANGE IN CONTROL

        Upon a Change in Control, to the extent permitted by applicable law: (i) any surviving or acquiring corporation shall assume any Plan Awards outstanding under the Plan or shall substitute similar Plan Awards (including an option to acquire the same consideration paid to the stockholders in the transaction described in this section 10) for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving or acquiring corporation refuses to assume such Plan Awards, or to substitute similar Plan Awards for those outstanding under the Plan, then, with respect to Plan Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such options may be exercised shall be accelerated prior to such event and the Plan Awards shall be terminated if not exercised after such acceleration and at or prior to such event.

SECTION 11. AMENDMENT AND TERMINATION OF PLAN; PLAN AWARDS

         11.1 AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

         11.2 AMENDMENTS TO PLAN AWARDS. Subject to the restrictions of Sections
6.2 and 8.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Plan Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Plan Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

         11.3 ADJUSTMENTS OF PLAN AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Plan Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         11.4 EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any person holding a Plan Award, unless mutually agreed otherwise between such person and the Committee, which agreement must be in writing and signed by such person and the Company. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Plan Awards granted under the Plan prior to the date of such termination.

SECTION 12.  TERM OF THE PLAN

         12.1 EFFECTIVE DATE. The Plan shall be effective as of March 25, 2003 provided it is approved and ratified by the Company's stockholders on or prior to March 7, 2003 to the degree and manner such stockholder approval is required under applicable laws.

         12.2 EXPIRATION DATE. No new Plan Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Plan Award Agreement, any Plan Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Plan Award or to waive any conditions or rights under any such Plan Award shall, continue after the tenth (10th) anniversary of the Effective Date.

SECTION 13. GENERAL PROVISIONS

         13.1 LIMITED TRANSFERABILITY OF PLAN AWARDS. Except as otherwise provided in the Plan, no Plan Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Plan Award Agreement. No transfer of a Plan Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

         13.2 NO RIGHTS TO PLAN AWARDS. No Person shall have any claim to be granted any Plan Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Plan Awards. The terms and conditions of Plan Awards need not be the same with respect to each Participant.

         13.3 SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Plan Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         13.4 WITHHOLDING. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Plan Award, from any payment due or transfer made under any Plan Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Plan Awards or other property) of any applicable withholding or other taxes in respect of a Plan Award, its exercise, or any payment or transfer under a Plan Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         13.5 PLAN AWARD AGREEMENTS. Each Plan Award hereunder shall be evidenced by a Plan Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Plan Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Plan Award Agreement, the terms of the Plan shall prevail.

         13.6 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Plan Awards.

         13.7 NO RIGHT TO EMPLOYMENT. The grant of a Plan Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in a Plan Award Agreement.

         13.8 NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the Plan and the applicable Plan Award Agreement, no Participant or holder or beneficiary of any Plan Award have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

         13.9 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Plan Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to conflicts of laws principles.

         13.10 SEVERABILITY. If any provision of the Plan or any Plan Award Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Plan Award, or would disqualify the Plan or any Plan Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Plan Award, such provision shall be stricken as to such jurisdiction, Person or Plan Award and the remainder of the Plan and any such Plan Award shall remain in full force and effect.

         13.11 OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under a Plan Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16 (b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Plan Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

         13.12 NO TRUST OR FUND CREATED. Neither the Plan nor any Plan Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to a Plan Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

         13.13 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Plan Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

         13.14 CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Plan Award unless the exercise of such Plan Award and the issuance and delivery of such Shares shall comply with Applicable Laws.

                  (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Committee may require the person exercising such Plan Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         13.15 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         13.16 RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         13.17 INFORMATION TO OPTIONEES AND PURCHASERS. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Plan Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

         13.18 HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.